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                                                                    Exhibit 10.3



                             EMPLOYMENT AGREEMENT
                             --------------------

          THIS AGREEMENT is made and entered into as of the date set forth below by and between IPS PUBLISHING, INC., a Washington corporation (the "Company"), and TIMOTHY WELCH (the "Executive").


                                  BACKGROUND:

          As of the date hereof, under the terms of an Asset Purchase
Agreement dated as of August 1, 1996 (the "Purchase Agreement"), the Company (formerly known as IPS Acquisition, Inc.) has acquired substantially all of the assets and business of IPS Publishing, Inc. ("OldCo"), and has changed its name to "IPS Publishing, Inc." Executive was the principal shareholder and Chief Executive Officer of OldCo and the Company and the Executive desire to provide for Executive's continued employment by the Company.

          NOW, THEREFORE, the Company and the Executive, in consideration of the foregoing and the mutual promises hereinafter set forth, promise and agree as follows:

                                   ARTICLE I

                          General Terms of Employment
                          ---------------------------

          1.1. General Duties. During the terms hereof, the Company shall employ Executive and the Executive shall serve the Company in the capacity of Chief Executive Officer. In such capacity, subject to the supervision and control of the Company's Chairman, the Executive shall perform such duties and render such services consistent with his experience and previous duties with OldCo as the Company's Chairman may determine after consultation with Executive.

          1.2. Fulltime Duties. During the Executive's employment hereunder, the Executive shall devote his best efforts on a full-time basis to the business and affairs of the Company and shall not, without the prior approval of the Company's Chairman, directly or indirectly, engage in outside business activities in such a manner as to interfere with his performance of services for the Company. The Company hereby acknowledges that the Executive is involved with Curriculum Technologies, Inc. and agrees that Executive may provide services to Curriculum Technologies, Inc. at home, on weekends and evenings, without interfering with his duties hereunder.

          1.3. Board of Directors. For so long as he is employed hereunder, the Executive shall, subject to election
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by such corporation's shareholders, serve as a member of the Company's Board of
Directors and as a member of the Board of Directors of the Company's affiliate, Advantage Learning Systems, Inc.

                                  ARTICLE II

                        Compensation; Employee Benefits
                        -------------------------------

          2.1. Salary. The Company shall pay Executive an initial salary of One Hundred Twenty-Five Thousand Dollars ($125,000.00) per year. Executive's salary will be reviewed annually and may be increased (but not decreased) over such initial annual salary from time to time in the sole discretion of the Company's Board of Directors. Executive's salary shall be paid to him in equal installments at such intervals as other executive employees of the Company receive payment for their employment services.

          2.2. Incentive Plans. In addition to the salary set forth in Section 2.1, above, Executive shall also be entitled to receive deferred compensation under the phantom stock plans adopted by the Company affiliates, Advantage Learning Systems, Inc. and Institute for Academic Excellence, Inc., in accordance with the terms of such plans. Effective as of the date hereof, Executive shall be awarded 25 shares and effective as of January 1, 1997 Executive shall be awarded an additional 25 shares of "phantom stock" under the terms of each of such plans. Executive's rights to deferred compensation under such plans shall be as provided in such plans and subject to the terms and conditions thereof. In addition, if and when the Company and its affiliates are merged and an initial public offering completed, the Company, or its successor, shall cause the Executive to participate in such stock based incentive plans as the Company, or its successor, may adopt from time to time on a basis comparable to executives of the Company, or its successor, having similar responsibilities.

          2.3. Expenses. During the Executive's employment hereunder, the Company shall pay or reimburse the Executive for all reasonable out-of-pocket expenses incurred by the Executive in connection with rendering services hereunder, including, without limitation, reasonable out-of-pocket travel, meal and lodging expenses incurred by the Executive in connection with overnight travel on Company business, cellular and other telephone expenses incurred in connection with the business of the Company and, subject to approval in advance by the Company's Chairman, entertainment expenses. The Executive shall be required to submit an itemized account of such expenditures and

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such proof thereof as the Company customarily requires of its executive employees generally. In addition, through December, 1996, the Company shall make the monthly lease payments of $648.18 each on the Ford Explorer currently utilized by Executive. Executive shall reimburse the Company for the reasonable costs of Executive's personal use thereof as agreed to from time to time by Executive and the Company.

          2.4. Vacation. Executive shall be entitled to six (6) weeks of vacation per year or such greater amount as the Board of Directors of the Company may from time to time establish. Vacation time shall be noncumulative, but Executive shall be entitled to reimbursement for vacation time not taken in any year in accordance with the vacation reimbursement policies from time to time established by the Company for its employees generally, provided Executive shall not be reimbursed for more than four (4) weeks of unused vacation with respect to any year.

          2.5. Other Benefits. In addition to the benefits expressly set forth herein, Executive shall also be entitled during the term hereof to receive such other fringe benefits and to participate in such benefit programs as the Company may from time to time determine to make available to its executive employees generally, including, but not limited to, health insurance, life insurance and 401(k) plan participation to the extent offered by the Company. Executive acknowledges that he shall have no vested rights under any such benefit programs except as expressly provided by the terms thereof and that such programs may be terminated or enhanced at any time without obligation to Executive.

                                  ARTICLE III
                           Termination of Employment
                           -------------------------

          3.1. Term. Unless otherwise terminated as provided in Section 3.2, hereof, the Executive's employment shall commence as of the date hereof and shall continue for a period of two (2) years. Thereafter, either the Company or the Executive may terminate the Executive's employment hereunder at any time by thirty (30) days' prior written notice to the other.

          3.2.  Causes for Termination.  Notwithstanding the term set forth in
Section 3.1, above, the Executive's employment hereunder shall terminate upon the occurrence of any of the following events:

               3.2.1.  Upon the Executive's death.

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               3.2.2.  At the option of the Company upon notice to the Executive in the event of the Executive's disability. For purposes hereof, the Executive shall be considered to be disabled if he has been, or if it is apparent to a reasonable degree of medical certainty that he will be, unable to perform the regular duties of his employment hereunder for a continuous period of sixty (60) days be reason of physical or mental illness or incapacity. If there is any dispute as to whether the Executive is or was disabled, such question shall be submitted to a licensed physician reasonably designated by the Company and the determination of such physician shall be conclusive. The Executive shall submit to such examinations and provide such information as any such physician may request.

               3.2.3. By the Company forthwith upon notice to the Executive, if the Executive shall commit any act or omission constituting "Cause" for the termination of his employment. For purposes hereof, the Company shall be deemed to have "Cause" for the termination of the Executive's employment if the Executive should: (i) breach any provision of this Agreement and fail to cure such breach within ten (10) days written notice to Executive from the Company; (ii) commit any act of dishonesty or disloyalty involving the Company; (iii) or commit any act or omission which, in the reasonable judgement of the Company's Board of Directors, is likely to have a material adverse effect upon the business or reputation of the Executive or the Company.

          3.3. Consequences of Termination. Except as provided in Section 3.4, in the event of the termination of Executive's employment, the Company's sole obligation shall be to pay to Executive (or his estate) his salary at the annual rate then in effect prorated through the date of termination.

          3.4. Additional Voluntary Termination. Section 3.1, hereof, notwithstanding: (i) the Executive may, at any time, terminate the Executive's employment hereunder upon thirty (30) days' prior written notice to the Company if the Company moves its headquarters from the Vancouver, Washington area; and
(ii) the Company may, at any time, terminate Executive's employment hereunder upon thirty (30) day's prior written notice to the Executive; provided that, if any such termination occurs before that date six (6) months after the date hereof the Company shall continue until that date six (6) months after the date hereof to: (i) pay the Executive when and as the same would otherwise have been payable hereunder, his salary at the annual rate then in effect; and (ii) provide the Executive when and as the same would

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otherwise have been provided hereunder, the health and life insurance benefits specified in Section 2.5, hereof.

          3.5.  Benefits.  In addition to any other payments set forth in this
Article III to which the Executive may be entitled upon termination of his employment, the Executive shall also be entitled to receive upon or following the termination of his employment any payments, benefits or rights due or exercisable by him under any life or disability policies, 401(k) or phantom stock plans or other benefit programs or incentive compensation plans established by the Company and in which the Executive is a participant at the time of his termination and in accordance with the terms of such plans.

                                  ARTICLE IV

                   Covenant Not to Compete; Confidentiality
                   ----------------------------------------

          4.1. Noncompetition. Executive agrees that he shall not, without the prior written consent of the Company, at any time while he is employed by the Company or at any time during the period of two (2) years following the termination of his employment for any reason, either directly or indirectly, as employee, consultant, representative, trustee, partner, owner, proprietor or otherwise: (i) acquire an interest in, work for, render advice or assistance to or otherwise participate or engage in the business of, any "Competing Business" (as defined below); (ii) divert or attempt to divert any business from, or persuade or attempt to persuade, any Customer (as defined below) not to do business with the Company; or (iii) induce or attempt to induce any employee of or consultant engaged by the Company or any of its Affiliates (as defined below) to leave the employ of the Company or any of its Affiliates or in any way interfere with the relationship between the Company or any of its Affiliates and any employee or consultant thereof. Notwithstanding the foregoing: (i) nothing herein shall prevent the Executive from acquiring for investment up to one percent (1%) of the outstanding shares of any Competing Business provided that he does not render advice or assistance to such entity; and (ii) the Company acknowledges that the Executive's engagement in business ventures relating to CD roms for Classic Comics and software for non-native English speakers and his services on the Board of Directors of Assessment Training Institute will not be considered to be in violation of the restrictions set forth in this Section 4.1. For purposes hereof, the term "Competing Business" shall mean any business which is engaged in the development, sale, licensing, use and/or publication of any software or other products of the type sold or licensed by the Company or any of its Affiliates while Executive is employed by the Company or, in the case of the termination of

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his employment, during the six (6) month period prior to such termination, including any software designed to teach, assess or improve reading skills and any software, algorithms and/or authoring tools designed to create mathematics and/or science problems or tests and/or useful for mathematics and/or science performance assessment or instruction, or otherwise to teach, develop or improve mathematics and/or science knowledge and skills. For purposes hereof, a "Customer" shall mean, while Executive is employed by the Company, any person who has been an actual or potential customer of the Company or any of its Affiliates and, in the case of the termination of Executive's employment, any person who has been a customer of the Company or any of its Affiliates within the period of six months prior to the termination of Executive's employment or a potential customer with whom the Company or any of its Affiliates has engaged in negotiations within such six month period. For purposes hereof, "Affiliate" of the Company shall mean any corporation or other entity which directly or indirectly through one or more subsidiaries or other intermediaries is controlled by, is under common control with or which controls the Company. For purposes hereof, the term "control" shall mean, in the case of a corporation, ownership of 50% or more of the shares of such corporation which have the power to elect a majority of the Board of Directors or, in the case of any other entity, the power to direct the affairs of such corporation or to elect a majority of the persons having such power. As of the date hereof, the Affiliates of the Company include Advantage Learning Systems, Inc., a Wisconsin corporation, and Institute for Academic Excellence, Inc,. a Wisconsin corporation.

          4.2. Confidentiality and Assignment of Rights. Simultaneously with the execution hereof, Executive shall execute and deliver to the Company a Confidential Information and Business Ideas Assignment Agreement (the "Confidentiality Agreement") in the form attached hereto, the terms of which are hereby incorporated by reference.

EXECUTIVE ACKNOWLEDGES AND REPRESENTS THAT THE SCOPE OF THE RESTRICTIONS IN SECTIONS 4.1 AND 4.2 HEREOF, INCLUDING THE RESTRICTIONS SET FORTH IN THE CONFIDENTIALITY AGREEMENT, ARE APPROPRIATE, NECESSARY AND REASONABLE FOR THE PROTECTION OF THE BUSINESS, GOODWILL AND PROPERTY RIGHTS OF THE COMPANY AND THE COMPANY AND WILL NOT PREVENT EXECUTIVE FROM EARNING A LIVING IN THE EVENT OF, AND AFTER, TERMINATION OF HIS EMPLOYMENT BY THE COMPANY.

          4.3. Injunction. Executive recognizes that irreparable and incalculable injury may result to Company, its business and property, in the event of a breach by him of any of the

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restrictions imposed by this Article IV and agrees that if he shall engage in any acts in violation of the provisions hereof, Company shall be entitled, in addition to such other remedies and damages as may be available, to an injunction prohibiting him from engaging in such acts.

          4.4. Subsequent Employment. In the event of the expiration or termination of Executive's employment with the Company, Executive agrees, prior to the commencement of any new employment, to advise any new employer who is or subsequently becomes a Competing Business of the terms of this Agreement and the Confidentiality Agreement and to furnish such new employer with a copy of such agreements. Executive further agrees that the Company may furnish copies of this Agreement and the Confidentiality Agreement to any such new employer.

                                   ARTICLE V

                                 Miscellaneous
                                 -------------

          5.1. Withholding Taxes. The Company shall deduct from all payments to the Executive under this Agreement any federal, state or local withholding or other taxes or charges which the Company is from time to time required to deduct under applicable law, and all amounts payable to the Executive hereunder are stated herein before any such deductions.

          5.2. Notices. Any notice required or permitted to be given or made by either party to the other hereunder shall be sufficient if hand delivered, mailed postage prepaid, sent by prepaid express or courier service or sent by facsimile transmission and actually received to the parties at their respective addresses set forth opposite the signatures hereto or to such changed address as either party shall designate by proper notice to the other.

          5.3. Waiver of Breach. The waiver by the Company of the breach of any provisions of this Agreement or the Confidentiality Agreement by the Executive shall not be deemed a waiver by the Company of any subsequent breach.

          5.4. Assignment. The Company may not assign this Agreement without the written consent of the Executive, except that if the Company shall liquidate, merge, or consolidate with or into, or transfer substantially all of its assets, including, goodwill, to another corporate or other form of business organization, this Agreement shall be binding upon and inure to the benefit of the successor corporation in such liquidation, merger, consolidation or transfer. The Executive may not assign,


                                       7

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pledge or encumber any interest in this Agreement or any part thereof without the prior written consent of the Company.

          5.5. Governing Law. This Agreement and all questions of its interpretation, performance, enforceability and the rights and remedies of the parties hereto, shall be governed by and determined in accordance with the internal laws of Washington.

          5.6. Noncompetition; Confidentiality. The Executive hereby acknowledges that he has agreed, on the terms and conditions set forth in the Purchase Agreement, not to compete with the Company for a period of five (5) years from the date hereof, and not to disclose proprietary or other confidential information of the Company, and that his agreement set forth in
Article IV, hereof, and the Confidentiality Agreement are in addition to, and not by way of limitation to, his agreements in the Purchase Agreement.

          5.7. Severability. The parties agree that if any provision of this Agreement shall under any circumstances by deemed invalid or inoperative, this Agreement shall be construed with the invalid or inoperative provision deleted, and the rights and obligations of the parties shall be construed and enforced accordingly.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of this 1st day of August, 1996.

Address for Notice:                    COMPANY:

c/o Terrance D. Paul                   IPS PUBLISHING, INC.
Advantage Learning
  Systems, Inc.
2610 Industrial Street
P.O. Box 8036                          By: /s/ Terrance D. Paul, VP/Sec
Wisconsin Rapids, WI 54495                 ----------------------------
fax No. 715-424-4242                                            (Title)


Address for Notice:                    EXECUTIVE:

c/o/ IPS Publishing, Inc.
12606 N.E. 95th Street                 /s/ Timothy Welch
C-110 Vancouver, WA 98682              ------------------------------
fax No. 360-944-9156                    Timothy Welch

                                       8
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     By this Agreement you are agreeing that you will transfer to the Companies all rights you may have or acquire in copyrights, inventions and discoveries, protect the Companies' trade secrets and keep information confidential. If you have questions about your obligations or rights, you should seek independent legal advice.

                  CONFIDENTIAL INFORMATION AND BUSINESS IDEAS
                             ASSIGNMENT AGREEMENT

          This Agreement is made and entered into as of the date set forth below by the undersigned Employee of IPS PUBLISHING, INC., ADVANTAGE LEARNING SYSTEMS, INC., INSTITUTE FOR ACADEMIC EXCELLENCE, INC. and/or their Affiliates (collectively called herein, the "Companies"). As a condition to my employment, I agree that:

          1. Trade secrets and confidential information about the Companies' business which may be disclosed to me or of which I may learn during the course of my employment are not to be disclosed. One of my important duties as an employee, and even after my employment terminates, is to use my best efforts to safeguard the Companies' trade secrets and to keep information about the Companies confidential. Unless I am expressly authorized to do so in writing, I will not disclose any of the Companies' trade secrets or any confidential information about the Companies other than to other employees of the Companies who have a need to know such secrets or information. I will assume any particular information about the Companies' business is confidential until I am informed it is not or until it has been published or is generally or publicly known outside the Companies. I understand that "confidential information", includes, without limitation, (i) all source codes, algorithms and other programming data and technical information relating to the Companies' software products; (ii) any information concerning any product under development or being tested by any of the Companies but not yet offered for sale; (iii) any information concerning the pricing policies of the Companies, the prices charged by any of the Companies to any customer, the volume of orders of any customer and all other information concerning the transactions of the Companies with any customer or proposed customer; (iv) any information concerning the marketing programs or strategies of any of the Companies; (v) any financial information concerning any of the Companies; and (vi) any information concerning the salaries or wages to be paid to, the work records of or any other personnel information relating to any employee of any of the Companies other than the undersigned.

          2. The Companies will own, and I hereby assign to the Companies, all rights in all Business ideas (as hereafter defined) which I originate or develop either alone or working with others while I am employed by any of the Companies. All Business


                                       1

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Ideas which are or form the basis for copyrightable works shall be considered
"works for hire" as that term is defined by U.S. Copyright Law and are hereby assigned to the Companies.

          3. While I am employed by any of the Companies and after my employment terminates:

               (a) I will promptly disclose all Business Ideas to the Companies; and


               (b) I will promptly execute all documents which any of the Companies may reasonably require to perfect its patent, copyright and other rights to such Business Ideas throughout the world.

          4. The term "Business Ideas" as used in this Agreement means all ideas, inventions, data, software, developments and copyrightable works, whether or not patentable or registerable, which I originate or develop, either alone or jointly with others while I am employed by any of the Companies and which are either (i) related to any business known to me to be engaged in or contemplated by any of the Companies, (ii) originated or developed during my working hours, or (iii) originated or developed in whole or in part using materials, labor, facilities or equipment furnished by any of the Companies. Notwithstanding the foregoing, the term "Business Ideas" as used in this Agreement, shall not include inventions for which no equipment, supplies, facility or trade secret information of the Companies was used and which was developed entirely on my own time, unless (a) the invention relates (i) directly to the business of the Companies, or (ii) to the Companies' actual or demonstrably anticipated research or development, or (b) the invention results from any work performed by me for the Companies.

          Nothing in this Agreement will prevent me, after my employment terminates, from using general skills and knowledge I gained while employed by any of the Companies.

          Dated this 1st day of August, 1996.


                                       /s/  Timothy Welch
                                       ----------------------------------------
                                       (Employee)

          The foregoing is hereby accepted as of its date.

                                       IPS PUBLISHING, INC.


                                       By: /s/ Terrance Paul VP/Sec
                                           ------------------------------------
                                                                    (Title)


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